Exhibit 10.18

CINTAS CORPORATION
RESTRICTED STOCK AGREEMENT

AGREEMENT made this      day of                           , 20     between CINTAS CORPORATION, a Washington corporation, (“Cintas” or the “Company”) and                                   (“Participant”).  Hereinafter this Restricted Stock Agreement referred to as the “Agreement”.

Cintas has adopted the 2005 Equity Compensation Plan (the “Plan”).  Capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Plan.

Pursuant to the Plan, the Committee appointed by the Board of Directors has determined that it is in the best interest of Cintas and its stockholders to issue this Agreement in order to provide the Participant with additional remuneration for services rendered, to encourage Participant to remain in the employ of Cintas and to increase Participant’s personal interest in the continued success and progress of Cintas.

Cintas and Participant therefore agree as follows:

1.             Grant.  The Company hereby awards to the Participant under the Plan as a separate incentive and not in lieu of any salary or other compensation for his or her services, an Award of Restricted Stock as set forth in the Grant Schedules (later defined) attached to this Agreement, subject to all of the terms and conditions in the Agreement and the Plan.  An initial Grant Schedule shall be attached to this Agreement containing the terms and conditions of the initial grant of Restricted Stock.  Subsequent grants of Restricted Stock, if any, shall be set forth on additional Grant Schedules setting forth the terms and conditions of each subsequent grant (each a “Grant Schedule” and collectively the “Grant Schedules”) and shall be attached to this Agreement by Participant and Cintas and shall become a part of this Agreement.

2.             Vesting Schedule.

(a)           Service.  The Restricted Stock shall vest in accordance with the vesting schedule set forth on the Grant Schedules attached hereto.  If Participant is a Covered Employee under Section 162(m) of the Code, Participant’s vesting of the Restricted Stock shall be contingent on certification by the Committee of the Participant’s satisfaction of grant performance goals.  The Participant ceases to be employed with the Company or its Subsidiaries on the later of (A) the date that is the last day of any statutory notice of termination period applicable to the Participant pursuant to applicable employment standards legislation, and (B) the date that is designated by the Company or any Subsidiary as the last day of the Participant’s employment with the Company or any Subsidiary, and the date that the Participant ceases to be employed by the Company or its Subsidiaries specifically does not mean the date on which any period of reasonable notice that the Company or any Subsidiary may be required at law to provide to the Participant expires.

(b)           Leave of Absence.  Unless otherwise determined by the Committee, an authorized leave of absence pursuant to a written agreement or other leave entitling the Participant to reemployment in a comparable position by applicable law shall not constitute a termination of employment for purposes of the Plan unless the Participant does not return at or before the end of the authorized leave or within the period for which re-employment is guaranteed by applicable law.

3.             Forfeiture.  Notwithstanding any default provision in the Plan to the contrary, subject to all applicable laws, if the Participant ceases to be employed by the Company or its Subsidiaries for any reason (including, but without limitation, death, Disability, or Retirement) before the occurrence of the

Vesting Date (as defined in the Grant Schedules attached hereto), any unvested Restricted Stock shall be forfeited to the Company.

4.             Issuance of Restricted Stock.

(a)           Status as a Creditor. Unless and until Restricted Stock has vested in accordance with the Agreement, the Participant will have no settlement right with respect to any Restricted Stock. Prior to settlement of any vested Restricted Stock, the vested Restricted Stock will represent an unfunded and unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. The Participant is an unsecured general creditor of the Company, and settlement of Restricted Stock is subject to the claims of the Company’s creditors.

(b)           Issuance and Custody. Upon issuance of the Restricted Stock, the stock certificate or certificates representing such Restricted Stock shall be registered in the name of Participant.  Until the Restricted Stock is fully vested, certificates representing the Restricted Stock shall bear a restrictive legend to the effect that ownership of the Restricted Stock and the enjoyment of all rights appurtenant thereto are subject to the restrictions, terms and conditions provided in the Plan and this Agreement.  Such certificates shall remain in the custody of the Company, and Participant shall deposit with the Company stock powers or other instruments of assignment, each endorsed in blank, so as to permit re-transfer to the Company of all or any portion of the Restricted Stock that shall be forfeited or otherwise not become vested in accordance with the Plan and this Agreement.  In addition, any additional shares of common stock or other securities that the Participant may become entitled to receive with respect to the Restricted Stock pursuant to a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, separation or reorganization or any other change in the capital structure of the Company shall be subject to the same restrictions as the Restricted Stock under this Agreement and the Plan.

(c)           Delivery of Certificate.  As soon as practicable after vesting and subject to the withholding referred to in Section 5, the Company shall deliver to Participant a certificate(s) issued in Participant’s name for the Restricted Stock covered by this Agreement.

5.             Responsibility for Taxes & Withholding.  Regardless of any action the Company or any of its Subsidiaries takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or any of its Subsidiaries.  The Participant further acknowledges that the Company and/or its Subsidiaries (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect to the Restricted Stock, including, but not limited to, the grant, vesting or settlement of the Restricted Stock, the issuance of Shares upon settlement of the Restricted Stock, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends and/or dividend equivalents; and (2) do not commit to and are under no obligation to structure the terms of any Award to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result.  Further, if the Participant becomes subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable event, the Participant acknowledges that Company and/or its Subsidiaries may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, the Participant will pay or make adequate arrangements satisfactory to the Company and/or its Subsidiaries to satisfy all Tax-Related Items.  In this regard, the Participant authorizes the Company and/or its Subsidiaries, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by withholding from proceeds of the Shares acquired upon vesting/settlement of the Restricted Stock either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization).

To avoid negative accounting treatment, the Company and/or its Subsidiaries may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates.

If the Obligation for Tax-Related Items is not satisfied by withholding from the proceeds of the Shares, the Participant authorizes the Company and/or its Subsidiaries, or their respective agents, at their discretion, to satisfy the obligation with regard to all Tax-Related Items by one or a combination of the following:

(a)           withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or its Subsidiaries; or

(b)           withholding in Shares to be issued upon vesting/settlement of the Restricted Stock.

Finally, the Participant shall pay to the Company and/or its Subsidiaries any amount of Tax-Related Items that the Company and/or its Subsidiaries may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described.   The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares , if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items

If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares attributable to the vested Restricted Stock, notwithstanding that a number of Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Participant’s participation in the Plan.

6.             Rights as Stockholder.  Upon issuance, the Participant shall have the rights of a stockholder of the Company with respect to voting such Shares and distributions on such Shares, if any.  Until the Restricted Stock has vested, Participant shall have no right to sell or assign the Restricted Stock except as specifically set forth in this Agreement and the Plan.

7.             Acknowledgments.  The Participant acknowledges and agrees to the following:

(a)           The Plan is discretionary in nature and the Committee may amend, suspend, or terminate it at any time.

(b)           The grant of the Restricted Stock is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock, or benefits in lieu of Restricted Stock even if Restricted Stock has been granted repeatedly in the past.

(c)           All determinations with respect to such future Restricted Stock, if any, including but not limited to, the times when the Restricted Stock shall be granted or when the Restricted Stock shall vest, will be at the sole discretion of the Committee.

(d)           The Participant’s participation in the Plan is voluntary.

(e)           The value of the Restricted Stock is an extraordinary item of compensation, which is outside the scope of the Participant’s employment contract (if any), except as may otherwise be explicitly provided in the Participant’s employment contract (if any).

(f)            The Restricted Stock is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating termination, severance, resignation, redundancy, end of service, or similar payments, or bonuses, long-service awards, pension or retirement benefits.

(g)           The future value of the Shares is unknown and cannot be predicted with certainty.

(h)           No claim or entitlement to compensation or damages arises from the termination or forfeiture of the Award, termination of the Plan, or diminution in value of the Restricted Stock or Shares and the Participant irrevocably releases the Company and its Subsidiaries from any such claim that may arise.

(i)            Neither the Plan nor the Restricted Stock shall be construed to create an employment relationship where any employment relationship did not otherwise already exist.

(j)            Nothing in the Agreement or the Plan shall confer upon the Participant any right to continue to be employed by the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company or the Subsidiary, which are hereby expressly reserved, to terminate the employment of the Participant under applicable law.

(k)           The transfer of the employment of the Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of service.

(l)            Nothing herein contained shall affect the Participant’s right to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance or other Participant welfare plan or program of the Company or any Subsidiary.

(m)          The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares.  The Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

(n)           The Company reserves the right to impose other requirements on participation in the Plan, on the Restricted Stock and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with applicable laws or facilitate the administration of the Plan, and to require the Participants to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

8.             Changes in Stock.  In the event that as a result of a stock dividend, stock split, reclassification, recapitalization, combination of Shares or the adjustment in capital stock of the Company or otherwise, or as a result of a merger, consolidation, spin-off or other reorganization, the Company’s Shares, shall be increased, reduced or otherwise changed, the Restricted Stock shall be adjusted automatically consistent with such change to prevent substantial dilution or enlargement of the rights granted to, or available for, the Participant hereunder.

9.             Address for Notices.  Unless Cintas notifies the Participant in writing of a different procedure or address, any notice or other communication to Cintas with respect to this Agreement shall be in writing and shall be delivered personally or sent by first class mail, postage prepaid, or overnight courier to the following address:

Cintas Corporation

6800 Cintas Boulevard

P.O. Box 625737

Cincinnati, Ohio 45262-5737

USA

Attn: Treasurer

Any notice or other communication to the Participant with respect to this Agreement shall be in writing (including electronically as provided in Section 20) and shall be delivered personally, or shall be sent by first class mail, postage prepaid, or overnight courier to the Participant’s address as listed in the records of Cintas on the Grant Date, unless Cintas has received written notification from the Participant of a change of address.

10.           Transferability.  The Participant shall have no right to sell, assign, transfer, pledge or otherwise encumber the Restricted Stock in any manner until the Shares are issued to Participant upon settlement.  Following settlement and issuance of Shares, in the event the Company permits Participant to arrange for sale of Shares through a broker or another designated agent of the Company, Participant acknowledges and agrees that the Company may block any such sale and/or cancel any order to sell placed by the Participant, in each case if the Participant is not then permitted under the Company’s insider trading policy to engage in transactions with respect to securities of the Company.  If the Committee determines that the ability of the Participant to sell or transfer Shares is restricted, then the Company may place a restrictive legend or stop transfer notation on any certificate that may be issued to represent such Shares or on its books with respect to such Shares.  If a legend or stop transfer notation is placed on any certificate or the Company’s books with respect to the Participant’s Shares, the Participant may only sell such Shares in compliance with such legend or notation.

11.           Participant Employment.  Nothing contained in this Agreement, and no action taken by Cintas or the Committee with respect hereto, shall confer or be construed to confer on the Participant any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate Participant’s employment at any time, with or without cause.

12.           Binding Agreement.  Subject to the limitation on the transferability of this Award contained herein, the Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

13.           Plan Governs.  This Agreement is subject to all terms and provisions of the Plan.  In the event of a conflict between one or more provisions of the Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern.  The terms and provisions of the Plan and the Agreement shall govern all grants of Restricted Stock referenced in any and all Grant Schedules which may be attached to this Agreement.

14.           Governing Law and Forum.  This Agreement shall be construed in accordance with and governed by the laws of the State of Ohio, United States of America, regardless of the law that might be applied under principles of conflict of laws.  Each party irrevocably submits to the general jurisdiction of the state and U.S. federal courts located in the State of Ohio in any action to interpret or enforce the

Agreement and irrevocably waives any objection to jurisdiction that such party may have based upon inconvenience of forum.

15.           Captions.  Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

16.           Severability.  In the event that any provision in this Agreement, shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of the Agreement.

17.           Modifications to the Agreement.  The Agreement constitutes the entire understanding of the parties on the subjects covered.  The Participant expressly warrants that he or she is not executing the Agreement in reliance on any promises, representations, or inducements other than those contained herein.  Modifications to the Agreement can be made only in an express written contract executed by a duly authorized officer of the Company.

18.           Amendment, Suspension or Termination of the Plan.  By accepting this Award, the Participant expressly warrants that he or she has received a right to an equity based award under the Plan, and has received, read, and understood a description of the Plan.  The Participant understands that the Plan is discretionary in nature and may be modified, suspended, or terminated by the Company at any time.

19.           Compliance with Laws and Regulations; General Restrictions on Delivery of Shares.  The Participant understands that the vesting of the Restricted Stock under the Plan and the issuance, transfer, assignment, sale, or other dealings of the Shares shall be subject to compliance by the Company (or any Subsidiary) and the Participant with all applicable requirements under the laws, rules, and regulations of the country of which the Participant is a resident.  Furthermore, the Participant agrees that he or she will not acquire Shares pursuant to the Plan except in compliance with all under the laws, rules, and regulations of the country of which the Participant is a resident.

The Company shall not be required to transfer or deliver any Shares or dividends or distributions relating to such Shares until it has been furnished with such opinions, representations or other documents as it may deem necessary or desirable, in its discretion, to insure compliance with any applicable laws of the Securities and Exchange Commission or any other governmental authority having jurisdiction under the Plan or over the Company, the Participant, or the Shares or any interests therein.  The Award of Restricted Stock evidenced by the Agreement is also subject to the condition that, if at any time the Committee administering the Plan shall determine, in its discretion, that the listing, registration or qualification of the Shares (or any capital stock distributed with respect thereto) upon the NASDAQ (or any other securities exchange or trading market) or under any United States state or Federal law or other applicable Rule, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of the Award of Restricted Stock evidenced by the Agreement or the issuance, transfer or delivery of the Shares (or the payment of any dividends or other distributions related to the Shares), the Company shall not be required to transfer or deliver any Shares or dividends or distributions relating to such Shares unless such listing, registration, qualification, consent or approval shall have been effected or obtained to the complete satisfaction of the Committee and free of any conditions not acceptable to the Committee.

20.           Authorization to Release and Transfer Necessary Personal Information.  The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data by and among, as applicable, the Company and the Subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the

Plan. The Participant understands that the Company and the Subsidiaries may hold certain personal information about the Participant  including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social security number (or any other social insurance or national identification number), salary, nationality, job title, number of Restricted Stock and/or Shares held and the details of all Restricted Stock or any other entitlement to Shares awarded, cancelled, vested, unvested or outstanding for the purpose of implementing, administering and managing the Participant’s participation in the Plan (the “Data”).  The Participant understands that the Data may be transferred to the Company or any of the Subsidiaries, or to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere, and that any recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country.  The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative.  The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan, including any requisite transfer of such Data to a broker or other third party assisting with the administration of Restricted Stock  under the Plan or with whom Shares acquired pursuant to the vesting of the Restricted Stock or cash from the sale of such Shares may be deposited.  Furthermore, the Participant acknowledges and understands that the transfer of the Data to the Company or the Subsidiaries, or to any third parties is necessary for his or her participation in the Plan.  The Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan.  The Participant understands that he or she may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein by contacting his or her local human resources representative in writing.  The Participant further acknowledges that withdrawal of consent may affect his or her ability to vest in or realize benefits from the Restricted Stock, and his or her ability to participate in the Plan.  For more information on the consequences of refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.

21.           Electronic Delivery and Execution.  The Participant hereby consents and agrees to electronic delivery of any documents that the Company may elect to deliver (including, but not limited to, plan documents, prospectus and prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other Award made or offered under the Plan. The Participant understands that, unless revoked by the Participant by giving written notice to the Company pursuant to the Plan, this consent will be effective for the duration of this Agreement. The Participant also understands that he or she will have the right at any time to request that the Company deliver written copies of any and all materials referred to above. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may elect to deliver, and agree that his or her electronic signature is the same as, and will have the same force and effect as, his or her manual signature.  The Participant consents and agrees that any such procedures and delivery may be affected by a third party engaged by the Company to provide administrative services related to the Plan.

22.           Stock Power.  Participant shall be required to execute an irrevocable stock power in connection with the granting of Restricted Stock to Participant.  Participant acknowledges that this stock power shall give Cintas the right to sell or redeem any Shares which are issued to Participant upon settlement, in order to pay tax or other obligations relating to the issuance or sale of any Shares issued in settlement of the Restricted Stock or to satisfy any other obligations Participant may have to Cintas.

23.           Appendix.  Notwithstanding any provision of this Agreement to the contrary, this Restricted Stock grant and the Shares acquired under the Plan shall be subject to any and all special terms and provisions as set forth in the Appendix, if any, for the Participant’s country of residence.

24.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be an original for all purposes but all of which taken together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, Cintas has caused this Agreement to be executed, and Participant has signed this Agreement, as of the date first above written.

CINTAS CORPORATION	ACCEPTED
on behalf of the Compensation Committee of the Board of Directors of Cintas Corporation	Participant

By:	By:

Name:	Name:

Title:	Address:

Social Security Number:

GRANT SCHEDULE

Participant Name:

Grant Date:

Number of Shares of Restricted Stock Granted:

Vesting Schedule/Vesting Date:

STOCK POWER

For Value Received, the undersigned,                                                        , hereby sells, assigns and transfers to Cintas Corporation,                                                      (        ) Shares of the Common Stock of Cintas Corporation, a corporation organized under the laws of Washington (the “Company”), registered in the name of                                                        on the books of the Company and do hereby irrevocably constitute and appoint any Vice President or the Treasurer of Cintas Corporation as attorney-in-fact to transfer the said stock on the books of the Company with full power of substitution in the premises.

Dated:

In the Presence of

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